Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS 53% INCREASE IN FISCAL 2005 SECOND QUARTER EPS; ACHIEVES RECORD REVENUES, EARNINGS, DELIVERIES AND BACKLOG; PROJECTS MORE THAN 31% INCREASE IN FISCAL 2005 EPS

Highlights for the Quarter Ended April 30, 2005

•                                          Earnings per share increased 53% to a record $1.62 per fully diluted share for the second quarter of fiscal 2005, compared with $1.06 per fully diluted share in the same period a year ago. Total revenues were $1.2 billion, a 32% increase over last year’s second quarter.

•                                         Earnings for the trailing twelve months ended April 30, 2005 represent an after-tax return on beginning equity (ROE) of 42.1% and an after-tax return on beginning capital (ROC) of 22.5%.

•                                         EBITDA increased 48% to $206.2 million in the fiscal 2005 second quarter, covering interest 9.0 times for the quarter, compared with 6.3 times in the prior year’s second quarter.  At April 30, 2005, the Company’s ratio of net recourse debt-to-capitalization was 48.0%.

•                                         The dollar value of net contracts for the second quarter, including unconsolidated joint ventures, increased 25% to $1.9 billion on 5,328 homes, compared to $1.5 billion on 4,911 homes in last year’s second quarter.

•                                         Contract backlog as of April 30, 2005, including unconsolidated joint ventures, was 10,986 homes with a sales value of $3.9 billion, up 61% from the dollar value of backlog at April 30, 2004.

•                                         Management is increasing its projection for fiscal 2005 earnings to exceed $7.00 per fully diluted share, an increase of $0.15 over management’s previous projection, and representing more than a 31% increase over 2004 earnings per fully diluted share of $5.35.

RED BANK, NJ, May 31, 2005 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income of $106.1 million, or $1.62 per fully diluted share, on $1.2 billion in total revenues for the quarter ended April 30, 2005.  Net income in the second quarter of fiscal 2004 was $70.5 million, or $1.06 per fully diluted share, on total revenues of $918.8 million.

Consolidated deliveries in the second quarter of 2005 were 3,748 homes with an aggregate sales value of $1.2 billion, compared with consolidated deliveries of 3,353 homes in the same period last year with an aggregate sales value of $900.9 million.  Homebuilding gross margins, after interest expense included in cost of sales, increased 150 basis points to 25.2%, compared with 23.7% on a comparable basis in last year’s second quarter.  Stockholders’ equity grew 41% to $1.4 billion at April 30, 2005 from $970.2 million at the end of the fiscal 2004 second quarter.

Six Month Performance

For the six-month period ended April 30, 2005, revenues reached $2.3 billion, up 34% compared to $1.7 billion for the year earlier period.  Net income for the first half of fiscal 2005 increased 46% to $187.6 million, or $2.87 per fully diluted share, compared to $128.2 million, or $1.93 per fully diluted share, in the same period a year ago.  Compared to the first six months of 2004, the dollar value of net contracts during the same period in fiscal 2005 increased by 21% and the number of home deliveries rose by 18%, including the impact of unconsolidated joint ventures.

Comments from Management

“Our record results during the fiscal 2005 second quarter were fueled by our leading market positions, our increased geographic diversity, continued pricing power in many of our markets, and further market penetration through our broad product offerings, which target a wide variety of homebuyers,” said Ara K. Hovnanian, President and Chief Executive Officer of the Company.  “The vast majority of our earnings growth in the second quarter was organic, with more than 93% of the increase in earnings coming from our existing operations that have been in place for more than 12 months. The integration of our acquisitions of Cambridge Homes and Town & Country Homes, which occurred during our second quarter, is proceeding well,” Mr. Hovnanian continued.

“Looking ahead, the long-term fundamentals for the housing industry remain strong.  In our highly regulated markets we continue to benefit from supply constraints, which are primarily driven by regulatory processes that are lengthening and becoming more difficult,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer.  “At the end of the quarter, our backlog of almost 11,000 homes was a record level for any quarter in our history. This provides us with excellent visibility for deliveries, revenues and earnings for the second half of fiscal 2005 and into the early months of fiscal 2006.  As a result, we are raising our EPS projection for fiscal 2005 to greater than $7.00 per fully diluted share and we are confident that we will continue to show a strong increase in EPS growth in fiscal 2006.  We are projecting our third quarter EPS in 2005 to increase to $1.70 per fully diluted share, an increase of 28% over last year’s $1.33 per share.”

“During the second quarter, we continued to maintain our long-term debt-to-capital ratio below our target of 50%.  Our credit and coverage ratios remain strong, while our cash flow and access to capital provide us more than enough liquidity to attain our growth targets,” Mr. Sorsby concluded.

In Closing

“The continued strength of our product offerings contributed to a very successful first half of fiscal 2005 across many metrics, from improvements in gross margin to EPS growth,” Mr. Hovnanian said.  “We anticipate our number of communities open for sale to increase during the second half of the year to a level that is 20% higher than at the end of fiscal 2004, which we expect will lead to favorable net contract sales comparisons in the back half of 2005 and further growth in deliveries during 2006.  Throughout the balance of 2005 we will strive to maintain our strong returns and we will continue working on initiatives to improve the long-term efficiencies of our manufacturing processes.  We will continue to adhere to our high target hurdle rates for returns on new investments and we will deploy capital to those markets that are achieving the best returns.  We continue to evaluate potential company acquisition candidates and we will pursue future acquisitions when there is a good cultural fit, strong track record and management team, and where the profits and returns meet our thresholds. Through the hard work and dedication of our associates we have all of the elements in place to execute on our strategic plan for continued growth and profitability,” Mr. Hovnanian concluded.

Among the awards the Company received in recognition of its outstanding performance, Hovnanian recently

•                  debuted on the Fortune 500, ranked 457th based on revenue and ranked 2nd based on five-year total return to investors of 73%;

•                  was awarded several “Best Active Adult Community” awards by the NAHB Seniors Housing Council, while Ara Hovnanian was honored with an “Icon of the Industry Award” for “Active Adult Builder/Developer” for 2005; and

•                  ranked 5th on the Barron’s 500 list, an annual ranking of the biggest U.S. companies based on “significant stock-market gains and consistently strong cash flow.”

Hovnanian Enterprises will webcast its second quarter earnings conference call at 11:00 a.m. E.T. on Wednesday, June 1, 2005, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Webcast” section of the Investor News page on the Hovnanian Web site at http://www.khov.com.  The archive will be available for 12 months.

The Company’s summary projection for the fiscal year ending October 31, 2005 is available on the Company Projection page of the “Investor Relations” section of the Company’s website at http://www.khov.com.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Illinois, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Goodman Homes, Matzel & Mumford, Diamond Homes, Westminster Homes, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Great Western Homes, Windward Homes, Cambridge Homes and Town & Country Homes.  As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2004 annual report, can be accessed through the Investor Relations page of the Hovnanian website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is not a generally accepted accounting principle (GAAP) financial measure. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

Note:   All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2004.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

April 30, 2005

Statements of Consolidated Income

(Dollars in Thousands, Except Per Share)

	Three Months Ended, April 30,		Six Months Ended, April 30,
	2005	2004	2005	2004
	(Unaudited)
Total Revenues	$1,216,609	$918,808	$2,272,605	$1,694,023
Costs and Expenses	1,042,082	806,651	1,966,172	1,489,171
Income Before Income Taxes	174,527	112,157	306,433	204,852
Provision for Taxes	68,391	41,685	118,815	76,669
Net Income	$106,136	$70,472	$187,618	$128,183
Per Share Data:
Basic:
Income per common share	$1.71	$1.13	$3.01	$2.05
Weighted Average Number of Common Shares Outstanding	62,233	62,608	62,237	62,473

Assuming Dilution:
Income per common share	$1.62	$1.06	$2.87	$1.93
Weighted Average Number of Common Shares Outstanding	65,498	66,408	65,459	66,393

Hovnanian Enterprises, Inc.

April 30, 2005

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin Three Months Ended April 30,		Homebuilding Gross Margin Six Months Ended April 30,
	2005	2004	2005	2004
	(Unaudited)
Sale of Homes	$1,189,672	$900,943	$2,205,641	$1,658,216
Cost of Sales, excluding interest	875,016	673,778	1,632,101	1,236,678
Homebuilding Gross Margin, excluding interest	$314,656	$227,165	$573,540	$421,538
Cost of Sales interest	14,863	13,847	27,832	25,790
Homebuilding Gross Margin, including interest	$299,793	$213,318	$545,708	$395,748

Gross Margin Percentage, excluding interest	26.4%	25.2%	26.0%	25.4%
Gross Margin Percentage, including interest	25.2%	23.7%	24.7%	23.9%

	Land Sales Gross Margin Three Months Ended April 30,		Land Sales Gross Margin Six Months Ended April 30,
	2005	2004	2005	2004
	(Unaudited)
Land and Lot Sales	$1,173	$446	$24,177	$1,585
Cost of Sales	1,811	328	15,982	1,363
Land and Lot Gross Margin	$(638)	$118	$8,195	$222

Hovnanian Enterprises, Inc.

April 30, 2005

Reconciliation of EBITDA to Net Income

(Dollars in Thousands)

	Three Months Ended April 30,		Six Months Ended April 30,
	2005	2004	2005	2004
	(Unaudited)
Net Income	$106,136	$70,472	$187,618	$128,183
Income Taxes	68,391	41,685	118,815	76,669
Interest expense	19,003	19,096	36,925	36,039
EBIT (1)	$193,530	$131,253	$343,358	$240,891
Depreciation	1,893	1,509	3,513	3,003
Amortization Debt Fees	348	1,302	709	1,765
Amortization of Intangibles	10,386	4,591	20,474	9,399
Other Amortization	—	791	528	1,833
EBITDA(2)	$206,157	$139,446	$368,582	$256,891

INTEREST INCURRED	$22,904	$22,204	$43,948	$43,791

EBITDA TO INTEREST INCURRED	9.00	6.28	8.39	5.87

(1)   EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2)   EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

Hovnanian Enterprises, Inc.

April 30, 2005

Interest Incurred, Expensed and Capitalized

(Dollars is Thousands)

	Three Months Ended April 30,		Six Months Ended April 30,
	2005	2004	2005	2004
	(Unaudited)
Interest Capitalized at Beginning of Period	$40,587	$29,477	$37,465	$24,833
Plus Interest Incurred	22,904	22,204	43,948	43,791
Less Interest Expensed	19,003	19,096	36,925	36,039
Interest Capitalized at End of Period	$44,488	$32,585	$44,488	$32,585

Hovnanian Enterprises, Inc.

April 30, 2005

Summary Financial Projection

(Dollars in Millions, except per share or where noted)

(Unaudited)

	Fiscal Year 10/31/2002	Fiscal Year 10/31/2003	Fiscal Year 10/31/2004	Trailing 12 Months 4/30/2005	Projection Fiscal Year 10/31/2005*

Total Revenues ($ Billion)	$2.55	$3.20	$4.16	$4.74	>	$5.3
Income Before Income Taxes	$225.7	$411.5	$549.8	$651.4	>	$749
Pre-tax Margin	8.8%	12.9%	13.2%	13.7%	>	14.1%
Net Income	$137.7	$257.4	$348.7	$408.1	>	$459.0
Earnings Per Share (fully diluted)	$2.14	$3.93	$5.35	$6.25	>	$7.00

* Fiscal 2005 projections are based on two quarters of actual data and two quarters of projected results.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

ASSETS	April 30, 2005	October 31, 2004
	(unaudited)

Homebuilding:
Cash and cash equivalents	$41,533	$65,013

Inventories - At the lower of cost or fair value:
Sold and unsold homes and lots under development	2,058,138	1,785,706

Land and land options held for future development or sale	446,150	436,184

Consolidated Inventory Not Owned:
Specific performance options	38,637	11,926
Variable interest entities	124,940	201,669
Other options	117,677	31,824
Total Consolidated Inventory Not Owned	281,254	245,419
Total Inventories	2,785,542	2,467,309

Receivables, deposits, and notes	75,351	56,753

Property, plant, and equipment - net	71,589	44,137

Prepaid expenses and other assets	213,568	134,456

Goodwill	32,658	32,658

Definite life intangibles	131,395	125,492
Total Homebuilding	3,351,636	2,925,818

Financial Services:
Cash and cash equivalents	11,103	13,011
Mortgage loans held for sale	156,756	209,193
Other assets	5,490	8,245
Total Financial Services	173,349	230,449
Income Taxes Receivable – Including Deferred Tax Benefits	49,554	—
Total Assets	$3,574,539	$3,156,267

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30,	October 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2005	2004
	(unaudited)
Homebuilding:
Nonrecourse land mortgages	$33,419	$25,687
Accounts payable and other liabilities	309,986	329,621
Customers’ deposits	110,790	80,131
Nonrecourse mortgages secured by operating Properties	24,650	24,951
Liabilities from inventory not owned	162,326	68,160
Total Homebuilding	641,171	528,550

Financial Services:
Accounts payable and other liabilities	5,816	6,080
Mortgage warehouse line of credit	124,326	188,417
Total Financial Services	130,142	194,497

Notes Payable:
Revolving credit agreement	105,100	115,000
Senior notes	803,046	602,737
Senior subordinated notes	400,000	300,000
Accrued interest	21,116	15,522
Total Notes Payable	1,329,262	1,033,259
Income Taxes Payable	—	48,999
Total Liabilities	2,100,575	1,805,305

Minority interest from inventory not owned	98,188	155,096

Minority interest from consolidated joint ventures.	3,447	3,472

Stockholders’ Equity:
Preferred Stock,$.01 par value-authorized 100,000 shares; none issued
Common Stock,Class A,$.01 par value-authorized 200,000,000 shares; issued 57,421,990 shares at April 30, 2005 and 56,797,313 shares at October 31, 2004 (including 10,695,656 shares at April 30, 2005 and 10,395,656 shares at October 31, 2004 held in Treasury)	574	568
Common Stock,Class B,$.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,373,497 shares at April 30, 2005 and 15,376,972 shares at October 31, 2004 (including 691,748 shares at April 30, 2005 and October 31, 2004 held in Treasury)	154	154
Paid in Capital	205,197	199,643
Retained Earnings	1,241,481	1,053,863
Deferred Compensation	(9,093)	(11,784)
Treasury Stock - at cost	(65,984)	(50,050)
Total Stockholders’ Equity	1,372,329	1,192,394
Total Liabilities and Stockholders’ Equity	$3,574,539	$3,156,267

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2005	2004	2005	2004
Revenues:
Homebuilding:
Sale of homes	$1,189,672	$900,943	$2,205,641	$1,658,216
Land sales and other revenues	10,668	4,395	36,502	7,564
Total Homebuilding	1,200,340	905,338	2,242,143	1,665,780
Financial Services	16,269	13,470	30,462	28,243
Total Revenues	1,216,609	918,808	2,272,605	1,694,023

Expenses:
Homebuilding:
Cost of sales, excluding interest	876,827	674,106	1,648,083	1,238,041
Cost of sales interest	14,863	13,847	27,832	25,790
Total Cost of Sales	891,690	687,953	1,675,915	1,263,831

Selling, general and administrative	106,704	80,512	203,292	152,305
Inventory impairment loss	1,500	734	1,998	792
Total Homebuilding	999,894	769,199	1,881,205	1,416,928

Financial Services	11,467	8,670	21,387	16,697

Corporate General and Administrative.	14,916	14,694	30,794	29,218

Interest	4,140	5,249	9,093	10,249

Expenses Related to Extinguishment Of Debt	—	934	—	934

Other Operations	1,279	3,314	3,219	5,746

Intangible Amortization	10,386	4,591	20,474	9,399
Total Expenses	1,042,082	806,651	1,966,172	1,489,171
Income Before Income Taxes	174,527	112,157	306,433	204,852

State and Federal Income Taxes:
State	10,318	6,416	15,764	12,656
Federal	58,073	35,269	103,051	64,013
Total Taxes	68,391	41,685	118,815	76,669
Net Income	$106,136	$70,472	$187,618	$128,183

Per Share Data:
Basic:
Income per common share	$1.71	$1.13	$3.01	$2.05
Weighted average number of common shares outstanding	62,233	62,608	62,237	62,473
Assuming dilution:
Income per common share	$1.62	$1.06	$2.87	$1.93
Weighted average number of common shares outstanding	65,498	66,408	65,459	66,393

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

Communities Under Development
Three Months - 4/30/05

	Net Contracts(1)			Deliveries
	Three Months Ended			Three Months Ended			Contract Backlog
	April 30,			April 30,			April 30,
	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change
NorthEast Region
Homes	734	919	(20.1)%	725	669	8.4%	2,100	2,440	(13.9)%
Dollars	253,736	307,125	(17.4)%	267,245	208,620	28.1%	732,039	733,520	(0.2)%
Avg. Price	345,689	334,194	3.4%	368,614	311,839	18.2%	348,590	300,623	16.0%
SouthEast Region(2)
Homes	1,518	1,276	19.0%	1,118	987	13.3%	3,236	2,592	24.8%
Dollars	538,285	351,923	53.0%	334,900	253,485	32.1%	1,144,365	750,663	52.4%
Avg. Price	354,602	275,802	28.6%	299,553	256,824	16.6%	353,636	289,608	22.1%
SouthWest Region
Homes	1,222	1,150	6.3%	900	884	1.8%	1,428	1,254	13.9%
Dollars	235,487	202,748	16.1%	164,133	154,564	6.2%	272,554	204,621	33.2%
Avg. Price	192,706	176,303	9.3%	182,370	174,846	4.3%	190,864	163,174	17.0%
West Region
Homes	1,216	1,428	(14.8)%	1,005	813	23.6%	2,072	1,570	32.0%
Dollars	506,363	533,686	(5.1)%	423,394	284,274	48.9%	862,048	587,174	46.8%
Avg. Price	416,417	373,729	11.4%	421,288	349,661	20.5%	416,046	373,996	11.2%
Consolidated Total
Homes	4,690	4,773	(1.7)%	3,748	3,353	11.8%	8,836	7,856	12.5%
Dollars	1,533,871	1,395,482	9.9%	1,189,672	900,943	32.0%	3,011,006	2,275,978	32.3%
Avg. Price	327,051	292,370	11.9%	317,415	268,698	18.1%	340,766	289,712	17.6%
Unconsolidated Joint Ventures(2)
Homes	638	138	362.3%	351	19	1747.4%	2,150	237	807.2%
Dollars	320,437	84,795	277.9%	123,732	8,484	1358.3%	879,482	140,353	526.6%
Avg. Price	502,253	614,454	(18.3)%	352,513	446,547	(21.1)%	409,061	592,208	(30.9)%
Total
Homes	5,328	4,911	8.5%	4,099	3,372	21.6%	10,986	8,093	35.7%
Dollars	1,854,308	1,480,277	25.3%	1,313,404	909,427	44.4%	3,890,488	2,416,331	61.0%
Avg. Price	348,031	301,421	15.5%	320,421	269,700	18.8%	354,131	298,571	18.6%
DELIVERIES INCLUDE EXTRAS

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Southeast in the second quarter of fiscal 2005 include the effect of the Cambridge Homes acquisition, which closed in March 2005.  The number and the dollar amount of net contracts Unconsolidated Joint Ventures in the second quarter of fiscal 2005 include the effect of the Town & Country Homes acquisition, which closed in March 2005.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

Communities Under Development
Six Months - 4/30/05

	Net Contracts(1) Six Months Ended April 30,			Deliveries Six Months Ended April 30,			Contract Backlog April 30,
	2005	2004	% Change	2005	2004	% Change	2005	2004	% Change
NorthEast Region
Homes	1,256	1,550	(19.0)%	1,412	1,309	7.9%	2,100	2,440	(13.9)%
Dollars	443,341	510,609	(13.2)%	505,706	400,528	26.3%	732,039	733,520	(0.2)%
Avg. Price	352,979	329,425	7.1%	358,149	305,980	17.0%	348,590	300,623	16.0%
SouthEast Region(2)
Homes	2,367	2,143	10.5%	2,020	1,774	13.9%	3,236	2,592	24.8%
Dollars	823,167	592,990	38.8%	598,734	444,547	34.7%	1,144,365	750,663	52.4%
Avg. Price	347,768	276,710	25.7%	296,403	250,590	18.3%	353,636	289,608	22.1%
SouthWest Region
Homes	2,119	1,873	13.1%	1,615	1,608	0.4%	1,428	1,254	13.9%
Dollars	400,535	323,925	23.7%	300,044	282,378	6.3%	272,554	204,621	33.2%
Avg. Price	189,021	172,944	9.3%	185,786	175,608	5.8%	190,864	163,174	17.0%
West Region
Homes	2,122	2,340	(9.3)%	1,967	1,563	25.8%	2,072	1,570	32.0%
Dollars	860,487	832,706	3.3%	801,157	530,763	50.9%	862,048	587,174	46.8%
Avg. Price	405,507	355,857	14.0%	407,299	339,580	19.9%	416,046	373,996	11.2%
Consolidated Total
Homes	7,864	7,906	(0.5)%	7,014	6,254	12.2%	8,836	7,856	12.5%
Dollars	2,527,530	2,260,230	11.8%	2,205,641	1,658,216	33.0%	3,011,006	2,275,978	32.3%
Avg. Price	321,405	285,888	12.4%	314,463	265,145	18.6%	340,766	289,712	17.6%
Unconsolidated Joint Ventures(2)
Homes	704	230	206.1%	373	29	1186.2%	2,150	237	807.2%
Dollars	361,784	135,786	166.4%	135,317	11,310	1096.4%	879,482	140,353	526.6%
Avg. Price	513,898	590,372	(13.0)%	362,780	389,998	(7.0)%	409,061	592,208	(30.9)%
Total
Homes	8,568	8,136	5.3%	7,387	6,283	17.6%	10,986	8,093	35.7%
Dollars	2,889,314	2,396,016	20.6%	2,340,958	1,669,526	40.2%	3,890,488	2,416,331	61.0%
Avg. Price	337,222	294,496	14.5%	316,902	265,721	19.3%	354,131	298,571	18.6%
DELIVERIES INCLUDE EXTRAS

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Southeast in the second quarter of fiscal 2005 include the effect of the Cambridge Homes acquisition, which closed in March 2005.  The number and the dollar amount of net contracts Unconsolidated Joint Ventures in the second quarter of fiscal 2005 include the effect of the Town & Country Homes acquisition, which closed in March 2005.